SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[  ]   Preliminary Information Statement       [  ] Confidential,  for  Use  of
                                                    the Commission Only (as
                                                    permitted by Rule 14c-5(d)
                                                    (2))
[x]    Definitive Information Statement

                        LASER MASTER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         Title of each class of securities to which transaction applies:
         ---------------------------------------------------------------
                                  COMMON STOCK

          Aggregate number of securities to which transaction applies:
          ------------------------------------------------------------

                                      N/A

                  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  -------------------------------------------------------------

                                      N/A

                Proposed maximum aggregate value of transaction:
                ------------------------------------------------
                                      N/A

                                 Total fee paid:
                             ---------------------
                                      N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:____________________________________________________

     Form, Schedule or Registration Statement No.:______________________________

     Filing Party:______________________________________________________________

     Date Filed:________________________________________________________________

                        LASER MASTER INTERNATIONAL, INC.
                                1000 FIRST STREET
                           HARRISON, NEW JERSEY 07029

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 13, 1998

--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Laser Master International, Inc. (the "Company"), will be held on July 13, 1998 at 10:00 A.M. at the offices of the Company, 1000 First Street, Harrison, New Jersey, for the following purposes:

         1. To elect a Board of four (4) Directors, to serve until their respective successors shall be elected and shall qualify;

         2. To ratify the selection of independent public accountants for the Company's current fiscal year;

         3. To approve the proposed grant of stock options to certain key employees, officers, directors and consultants to the Company;

         4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

         Pursuant to the By-Laws, the Board of Directors has fixed the close of business on June 3, 1998, as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. The transfer books of the Company will not be closed.

         So far as Management is, at present, aware, no business will come before the Annual Meeting other than the matters as set forth above.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                   AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Dated:    Harrison, New Jersey
          June 8, 1998
                                              By Order of the Board of Directors


                                              /S/ LEAH KLEIN
                                              ----------------------------------
                                              LEAH KLEIN, Secretary



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



                        DEFINITIVE INFORMATION STATEMENT


                        LASER MASTER INTERNATIONAL, INC.
                                1000 FIRST STREET
                           HARRISON, NEW JERSEY 07029


                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 13, 1998


                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.


         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of the Corporation for the Fiscal Year ending November 30, 1997, will be held on July 13, 1998 at 10:00 a.m., at the offices of the Company, 1000 First Street, Harrison, New Jersey 07029.

         Shareholders of Record as of June 3, 1998 will be entitled to receive Notice and vote at the Meeting. It is anticipated that this Information Statement will be first mailed to the Company's stockholders, on or before June 12, 1998 in conjunction with the Company's Annual Report on Form 10-KSB. As of the Record Date, there were a total of 10,615,380 shares of the Company's Common Stock outstanding with approximately 404 security holders of record. The Company's 1997 Annual Report to its stockholders on Form 10-KSB is also enclosed and should be read in conjunction with the materials set forth herein.

         The expenses incidental to the preparation and mailing of this Information Statement are being paid by the Company.

         Abstentions and broker non-votes will be counted towards determining whether a quorum is present.

         The holders of common stock are entitled to elect a majority of the Board of Directors.

         The principal executive offices of the company are located at 1000 First Street, Harrison, New Jersey 07029. The telephone number is (800) 78-LASER or (973) 482-7200.



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





PROPOSAL 1: ELECTION OF DIRECTORS

         The Board of Directors of the Company proposes that the Company's current directors standing for re-election be elected as directors and serve until the next Annual Meeting of the Stockholders and continuing until their successors are elected and qualified.


         The Executive Officers and Directors of the Company and their ages are as follows:

NAME             AGE        CURRENT POSITION WITH COMPANY         DIRECTOR SINCE
----             ---        -----------------------------         --------------

Mendel Klein      64        President, Treasurer Chairman of           1977
                                 Chairman of the Board

Leah Klein        61          Vice-President, Secretary,               1977
                                       Director

Mirel Spitz       38          Vice-President, Director                 1977

Abraham Klein     32          Vice-President, Art Director,            1996
                                      Director

*   Mendel Klein and Leah Klein are spouses.
** Mirel Spitz and Abraham Klein are brother and sister and are the children of Mendel and Leah Klein.

         The executive officers of the Company are appointed by the Board of Directors to serve until their successors are elected and qualified. The directors of the Company are elected each year at the annual meeting of the stockholders for a term of one year and until their successors are elected and qualified. The following are brief descriptions of the directors, nominees and executive officers of the Company.

         MENDEL KLEIN has been the President, Treasurer and Chairman of the Board of the Company and its subsidiaries from its inception in 1977. Mr. Klein has 36 years experience in the knitting and printing industries. From 1970-1976, he was associated with Len Art Knitting Mills, Adelphi Knitting Mills, Inc. and Fabrimatics, Inc.


         LEAH KLEIN is the wife of Mendel Klein, she has served as an Officer and Director of the Company and its subsidiaries since 1977. In addition to the responsibilities of her office, Mrs. Klein is responsible for administrative duties within the Company.



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



         MIREL SPITZ is a Vice-President and Director of the Company. Mrs. Spitz is the daughter of Mendel and Leah Klein and is employed by the Company in administrative duties. She has served as an officer and director of the Company since 1977.

         ABRAHAM KLEIN is a Director of the Company. Mr. Klein has served in various technical positions of the Company for the past five years and is presently the Company's Art Director. Mr. Klein is the son of Mendel and Leah Klein.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
-------------------------------------------------

         During the fiscal year ended November 30, 1997, the Board of Directors met two times. Each incumbent director attended all of the Board meetings and meetings of Committees of which he/she was a member. The Company presently does not have audit or compensation committees but intends to appoint committees in the present fiscal year.














                           THE REMAINDER OF THIS PAGE
                            INTENTIONALLY LEFT BLANK.



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




                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION

         The following table sets forth the compensation for each of the last three completed fiscal years ending November 30, earned by the Chief Executive Officer and the most highly compensated executive officer and director.

                           SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION      LONG TERM
                                                       COMPENSATION
NAME AND PRINCIPAL     FISCAL    SALARY      ANNUAL      AWARDS          ALL
POSITION                YEAR    -------      BONUS     SECURITIES       OTHER
---------             ------                 -----     UNDERLYING   COMPENSATION
                                                        OPTIONS     ------------
                                                        -------

Mendel Klein ........   1997   $ 125,000       0       1,200,000           0 (2)
President, Treasurer,   1996   $ 125,000       0       1,200,000              0
  Chairman & Director   1995   $ 125,000       0               0              0

Abraham Klein .......   1997   $  50,000       0         575,000              0
Vice-President, .....   1996   $  50,000       0         575,000              0
& Director ..........   1995           0       0               0              0


(1) Mr. Klein was awarded in fiscal year 1996 1,200,000 incentive stock options at $1.00 per share over a period of five (5) years as a part of his employment compensation. 240,000 stock options are to be awarded to Mr. Klein at the end of each fiscal year and are to vest at the time of each annual grant at the discretion of the Board of Directors.

(2) Excludes the Company's contribution and Mr. Klein's participation in group life, accident and hospitalization insurance provided by the Company. Additionally, it does not include the use of a Company owned automobile.

(3) In Fiscal Year 1996 Mr. Abraham Klein was awarded pursuant to his employment contract a total of 575,000 stock options at $1.00 per share over a period of five (5) years with 115,000 stock options to be awarded at the end of each fiscal year and vest at the time of each annual grant at the discretion of the Board of Directors.


PROPOSAL 2: INDEPENDENT AUDITORS

The Board of Directors has selected Goldstein & Morris, Certified Public Accountants, PC, as the Company's independent auditors for the current Fiscal Year which ends November 30, 1998. Representatives of Goldstein & Morris, Certified Public Accountants, PC, are expected to be present at the Annual Meeting.



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



                        OPTION GRANTS IN LAST FISCAL YEAR
                             ENDED NOVEMBER 30, 1997


OPTION EXERCISES AND HOLDINGS

The following table sets forth information concerning the exercise of options during the fiscal year ended November 30, 1997, and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                        NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS AT 11-30-97   IN-THE-MONEY OPTIONS AT 11-30-97 (2)
                                        -------------------------------   ------------------------------------

NAME             SHARES     VALUE           EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
----             ACQUIRED   REALIZED (1)    ----------     -------------      -----------    -------------
                 ON         -----------
                 EXERCISE
                 --------

Mendel Klein      none       N/A             480,000        720,000            0              0

Abraham Klein     none       N/A             230,000        345,000            0              0


(1) Calculated by multiplying the number of shares underlying options by the difference between the average of the closing bid and ask price of the Common Stock as reported by NASDAQ on the date of exercise and the exercise price of the options.

(2) Calculated by multiplying the number of shares underlying options by the difference between the average of the closing bid and ask price of the Common Stock as reported by NASDAQ on June 3 , 1998, and the exercise price of the options.


PROPOSAL 3: APPROVAL OF PROPOSED GRANT OF STOCK OPTIONS TO CERTAIN KEY
            EMPLOYEES, OFFICERS, DIRECTORS AND CONSULTANTS TO THE COMPANY

         The Company proposes with the consent of Messrs. Mendel, Abraham, Dov, and Hershel Klein to terminate the unexercised vested incentive options as well as the remaining unvested incentive stock options issued to Messrs. Mendel, Abraham, Dov, and Hershel Klein under their respective employment agreements. Upon the termination of the options, the Company proposes to issue new stock options exercisable at the fair market value of the Company's Common Stock as of the time of the grant.

         Upon approval by stockholders, the 480,000 vested but unexercised stock option, and the remaining 720,000 unvested stock options exercisable at $1.00 granted to Mendel Klein will be terminated and replaced with 1,200,000 incentive stock options exercisable at the fair market value of the Company's Common Stock as traded as of the time of the grant. Mr. Mendel Klein will receive 400,000 stock options each year at the end of the Company's fiscal year, for a period of three (3) years, as long as he remains employed by the Company. The options would vest at the time of each annual grant at the discretion of the Board of Directors.

Additionally, the Company proposes to terminate the 230,000 unexercised vested incentive options and the remaining 345,000 unvested stock options exercisable at $1.00 granted to Messrs. Abraham, Dov, and Hershel Klein respectively. The terminated options are to be replaced for each of the aforementioned employees by 575,000 incentive stock options vesting over a period of three (3) years. The options will be exercisable at the fair market value of the Company's Common Stock as traded as of the time of the grant. Messrs. Abraham, Dov, and Hershel Klein will receive 200,000 stock options respectively each year at the end of the Company's fiscal year for a period of two (2) years and 175,000 options the third year, so long as they remain employed by the Company. The options would vest at the time of each annual grant at the discretion of the Board of Directors.

The Board believes that it is in the Company's best interest to terminate the previously issued options and issue these incentive options as opposed to an increase in salary compensation. Messrs. Mendel, Abraham, Dov, and Hershel Klein have agreed to work for the Company for substantially less than the amount of compensation that the industry standard provides. Provided shareholders approve the issuance of these new stock options, Messrs. Mendel, Abraham, Dov, and Hershel Klein's employment agreements will be amended accordingly.

Additionally, the Company proposes the termination of 125,000 vested stock options exercisable at $1.00 issued to Baratta & Goldstein attorneys to the company and 50,000 vested stock options exercisable at $1.00 issued to Stephen
R. Strauhs the, Company's former certifying accountant. The terminated options are to be replaced with the issuance of 125,000 stock options to Baratta & Goldstein and 50,000 stock options to Stephen R. Strauhs. The options will vest immediately upon grant and will be exercisable at the fair market value of the Company's Common Stock as traded as of the time of the grant for a period of five (5) years from the date of grant. The options to Baratta & Goldstein are in consideration for legal services performed to the Company. The options to Stephen R. Strauhs are in consideration for consulting services performed for the Company.

REMUNERATION OF NON-MANAGEMENT DIRECTORS

         The Company does not provide any remuneration to Non-Management Directors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the exchange act requires the Company's executive officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and

Exchange Commission (the "Commission") and with the NASDAQ stock market. Reporting persons are required by the Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

         Based solely on its review of the copies of such reports received by it, or written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that during the year ended November 30, 1997, the Reporting Persons complied with Section 16(a) filing requirements applicable to them.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, to the best knowledge of the Company, as of June 3, 1998, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding Common Stock of the Company; (2) beneficial ownership of shares of the Company's Common Stock by each director and named executive; and (3) beneficial ownership of shares of Common Stock of the Company by all directors and officers as a group. The address for each person listed below unless otherwise indicated is Laser Master International, Inc. 1000 First Street, Harrison, New Jersey 07029.

NAME AND ADDRESS OF                        AMOUNT AND NATURE         PERCENT OF
BENIFICIAL OWNERSHIP                         OF BENEFICIAL          COMMON STOCK
--------------------                         -------------          ------------

Mendel Klein (1) ......................           4,105,000                38.7%

Leah Klein  (3) .......................                --                  --

Mirel Spitz (4) .......................                --                  --

Abraham Klein (5) .....................             230,000                2.1%

Dov Klein(7) ..........................             730,000                6.88%

Hershel Klein (9) .....................             730,000                6.88%

Young Management Group, Inc............             800,000 (11)           7.54%
    24 New England Executive Park
    Burlington, MA 01803

All Directors and Executive Officers As a         4,335,000               40.84%
Group (4 persons)

-----------------------

(1)      Mr. Mendel Klein is the President and Chief Executive Officer of the
         Company.

(2) Includes 3,625,000 shares of Common stock eligible for sale under Rule 144 and 480,000 stock options to purchase 480,000 shares of Common Stock at $1.00 per share within 60 days. Mr. Mendel Klein disclaims any beneficial ownership of any of the common stock or options owned by any member of the Klein family.

(3) Mrs. Leah Klein is a Vice President, Secretary and a Director of the Company. Mrs. Leah Klein is the wife of Mr. Mendel Klein. Mrs. Leah Klein disclaims any beneficial ownership of any of the common stock or options owned by any member of the Klein family.

(4) Mrs. Mirel Spitz is a Vice President and Director of the Company. Mrs. Spitz is the daughter of Mr. Mendel Klein and Mrs. Leah Klein. Mrs. Spitz disclaims any beneficial ownership of any of the common stock or options owned by any member of the family.

(5) Mr. Abraham Klein is a Director of the Company and is employed as the Company's Art Directors, Mr. Abraham Klein is the son of Mr. Mendel Klein and Mrs. Leah Klein.

(6) Includes 230,000 options to purchase 230,000 shares of Common Stock at $1.00 per share exercisable within 60 days. Mr. Abraham Klein disclaims any beneficial ownership of any of the Common Stock or options owned by any member of the Klein family.

(7) Mr. Dov Klein is employed as the Company's Product Manager. Mr. Dov Klein is the son of Mr. Mendel Klein and Mrs. Leah Klein.

(8) Includes 500,000 shares of Common Stock and 230,000 options to purchase 230,000 shares of Common Stock at $1.00 per share exercisable within 60 days. Mr. Dov Klein disclaims any beneficial ownership of any member of the Klein family.

(9) Mr. Hershel Klein is employed as the Company's Customer Service and Plant Manage. Mr. Hershel Klein is the son of Mr. Mendel Klein and Mrs. Leah Klein.

(10) Includes 500,000 shares of Common Stock and 230,000 options to purchase 230,000 shares of Common Stock at $1.00 per share exercisable within 60 days. Mr. Hershel Klein disclaims any beneficial ownership of any member of the Klein Family.

(11) Includes 300,000 warrants to purchase 300,000 shares of the Company's Common Stock at $1.00 per share expiring May 10, 1999 and 500,000 warrants to purchase 500,000 shares of the Company's Common Stock at $2.00 per share expiring May 10, 1999.


DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 1998 Annual Meeting of Stockholders no later than February 15, 1999 if any such proposal is to be eligible for inclusion in the Company's Proxy/Information Statement materials for its 1998 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its Proxy/Information Statement materials unless certain other conditions specified in such rules are met.



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





OTHER MATTERS

Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to herein.

VOTING PROCEDURE

Under New York law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

The Company is not aware of any other agenda item to be added to the agenda as it has not been informed by any stockholder of any request to do so.

There are no matters on the agenda which involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended November 30, 1997 as filed with the Securities and Exchange Commission (the "Commission") in addition to Form 10-QSB and Form 8-K Reports as filed with the Commission.


                                             BY ORDER OF THE BOARD OF DIRECTORS



                                            /S/   MENDEL KLEIN
                                            --------------------------------
                                            Mendel Klein
                                            President
Harrison, New Jersey
June 8, 1998



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